CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated June 24, 2009, accompanying the financial statements of The Dow 30 Index Portfolio, Series 20, Great International Firms Portfolio, Series 26, Morgan Stanley U.S. Multinational 50 Index Portfolio, Series 18 and Morgan Stanley Technology Index Portfolio, Series 33 (included in Van Kampen Unit Trusts, Series 491) as of February 28, 2009, and for each of the three years in the period then ended and the financial highlights for the period from March 15, 2005 (Initial Date of Deposit) through February 28, 2006 and for each of the three years in the period ended February 28, 2009, contained in this Post-Effective Amendment No. 4 to Form S-6 (File No. 333-122446) and Prospectus.

     We hereby consent to the use of the aforementioned report in this Post-Effective Amendment and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

/s/ GRANT THORNTON LLP

New York, New York
June 24, 2009